Exhibit 99.1
For Immediate Release
Contact:
Thomas W. Stoelk
Vice President and
Chief Financial Officer
(724) 465-8904
Superior Well Services, Inc. Announces Conference Call to Discuss 2006 Third Quarter Financial Results
INDIANA, PENNSYLVANIA, October 4, 2006 — Superior Well Services, Inc. (NASDAQ: SWSI) today announced that its 2006 third quarter financial results news release will be issued on Tuesday, November 7th before the commencement of trading on the NASDAQ.
The Company will host a conference call on Tuesday, November 7th at 11:00 a.m. ET to review these results. To participate in the call, please dial 866-700-7477 and ask for the Superior Well Services, Inc. 2006 third quarter financial results conference call. The confirmation code for the meeting is 74074801. A replay of the call will be available through November 22nd at 888-286-8010. The conference ID for the replay is 22431250.
A simultaneous webcast of the call may be accessed over the Internet at www.superiorwells.com using the investor relations section of the website. The webcast will be archived for replay on the Company’s website for 15 days.
Superior Well Services, Inc. is an oilfield services company operating in many of the major oil and natural gas producing regions in the United States.
SOURCE: Superior Well Services, Inc.